UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2005

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or Other Jurisdiction of Incorporation)

1-32414	72-1121985
(Commission File Number)	(I.R.S. Employer Identification No.)

Eight Greenway Plaza, Suite 1330 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 23, W&T Offshore, Inc. announced today that Reid Lea has been promoted to Executive Vice President and Manager of Corporate Development. Mr. Lea was previously the Company’s Chief Financial Officer and he is also a petroleum engineer. His new responsibilities will be primarily in the areas of acquisition and divestitures. Replacing Mr. Lea will be Stephen Landry, who will serve as Vice President and Chief Financial Officer.

Mr. Landry was previously with Jefferies and Company as an investment banker engaged primarily in the area of exploration and production. Prior to that, he spent more than 15 years in the practice of law and as a commercial banker focused on the energy industry. Jefferies and Company was an underwriter of W&T Offshore Inc.’s initial public offering in January 2005, for which it received customary fees.

Item 7.01 Regulation FD Disclosure.

On September 23, 2005, we issued a press release announcing that the Company announced that Mr. Reid Lea has been promoted to Executive Vice President and Manager of Corporate Development and Mr. Stephen Landry will serve as Vice President and Chief Financial Officer. A copy of the press release dated September 23, 2005, is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit.

Exhibit No.	Description
Exhibit 99.1	W&T Offshore, Inc. Press Release, dated September 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: September 26, 2005	By:	/s/ Tracy W. Krohn
	Name:	Tracy W. Krohn
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	W&T Offshore, Inc. Press Release, dated September 23, 2005.